UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2018

Strayer Education, Inc.

(Exact name of registrant as specified in its charter)

MARYLAND	0-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2303 Dulles Station Boulevard Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(703) 561-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05.             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 13, 2018, the Board of Directors of Strayer Education, Inc. (the “Company”), at the recommendation of the Audit Committee of the Board, adopted and approved an amendment to the Code of Business Conduct (“Code”) expressly prohibiting a Section 16 Reporting Person, Trustee, Key Employee or members of such individual’s immediate family or household from pledging any Company securities as collateral for a loan.

The description of the amendment to the Code contained in this report is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Current Report on Form 8-K. The Code, as amended, will be available in the Investor Relations-Corporate Governance section of the Company’s website at www.strayereducation.com.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

14.1	Strayer Education, Inc. Code of Business Conduct, as amended and restated February 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAYER EDUCATION, INC.

Date: February 15, 2018	By:	/s/ Daniel W. Jackson
Daniel W. Jackson
Executive Vice President and Chief Financial Officer